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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 333-190795, 333-168273, 333-135773, 333-107470, 333-14533, 333-57503 and 333-49865, and Form S-3 No. 333-172359) of our report dated April 12, 2012, relating to the 2012 consolidated financial statements of Cherokee Inc. appearing in this Annual Report (Form 10-K) for the year ended February 1, 2014.

/s/ Moss Adams LLP

Los Angeles, California
April 17, 2014

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM